EXHIBIT 23.1

                                Consent of Expert

Energy Services Group Dubai

United States Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentlemen:

We have reviewed the Form 10-KSB annual report for the year ended December 31, 2005 (the "Form 10-KSB") filed by Sky Petroluem, Inc. (the "Company"), and agree with the statements disclosed by the Company related to the report of Energy Services Group Dubai on the Mubarek Field Program.

We consent to the use of our report included herein and to the reference to our firm in the Form 10-KSB.


Energy Services Group Dubai


/s/ Ian Baron           Date:  3/30/2006
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